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                                                                   EXHIBIT 23(e)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed as Post Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-56655) of Cardinal Health, Inc. of our report dated January 30, 1997 related to the financial statements of Owen Healthcare, Inc. which appears on page 11 of Cardinal Health, Inc.'s Annual Report on Form 10-K/A (Amendment No.
         1) for the year ended June 30, 1997.


         /s/ PricewaterhouseCoopers
         LLP


         PricewaterhouseCoopers
         LLP

         Houston, Texas
         August 10, 1998